                                                              EXHIBIT 10.1


THIS SENIOR SECURED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED
UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE COMPANY (AS HEREINAFTER DEFINED) RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR
OTHER COUNSEL TO THE HOLDER OF THIS SENIOR SECURED NOTE, WHICH OTHER
COUNSEL IS REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS SENIOR
SECURED NOTE MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS..

DDL ELECTRONICS, INC.
10% Senior Secured Note

$[__________]                                            New York, New York
                                                         ___________, 199__


FOR VALUE RECEIVED, DDL ELECTRONICS, INC., a Delaware corporation (the "Company"), with an address at 2151 Anchor Court, Newbury Park, California 91320, hereby promises to pay, in lawful money of the United States of America, to the order of [____] (the "Holder"), with an address at [______], on the Repayment Date (as hereinafter defined), the principal sum of [_____] ($_______[________]) and accrued interest thereon as hereinafter provided.

The outstanding principal amount of this Senior Secured Note (the "Note") shall bear interest at the per annum rate of ten percent (10%) (computed on the basis of a 360 day year and actual days elapsed). Interest shall be payable quarterly in arrears on each June 1, September 1, December 1 and March 1 of each year until said principal amount shall have become due and payable, commencing June 1, 1996, to the registered Holder at the close of business on May 27th, August 27th, November 26th or February 24th, respectively, immediately preceding the next payment date.

For purposes hereof, the "Repayment Date" shall be July 1, 1997.

If the due date of any payment under this Note would otherwise fall on a day which is not a Business Day (as hereinafter defined), such date will be extended to the immediately succeeding Business Day and interest shall be payable at the rate set forth herein for the period of the extension. The term "Business Day" shall mean any day on which commercial banks in the State of New York are not authorized or required to close.


This Note may be prepaid, in whole or in part, at any time or from time to time, without premium or penalty. As more fully set forth in the Securities Purchase Agreement (as hereinafter defined), this Note is also subject to certain mandatory prepayments in certain circumstances without premium or penalty. Any prepayments of this Note shall be applied first to the payment of all interest accrued on this Note as of the date of the prepayment, and then to the outstanding and unpaid principal amount of this Note.

All payments or prepayments of principal and interest and other sums due pursuant to this Note shall be made in immediately available funds by wire transfer to an account or accounts designated in writing by the Holder or by certified or official bank check in New York Clearing House funds made payable to the order of the Holder at the address of the Holder noted above or at such other place in the United States of America as the Holder shall have designated to the Company, in any case, not later than 2:00 p.m. New York time on the date on which such payment becomes due.

The obligations of the Company under this Note are absolute and unconditional, and are not subject to any counterclaim, setoff, deduction or defense that the Company may have against the Holder.

This Note is one of the 10% Senior Secured Notes (collectively, the "Notes") referred to in, is secured pursuant to the terms of, and is entitled to the benefits of, that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of February 29, 1996, by and among the Company and each of the Purchasers who are signatories thereto, and such other documents contemplated thereby or referred to therein and entered into pursuant thereto, including, without limitation, the Warrants (the "Warrants"), each dated as of February 29, 1996, granted by the Company in favor of each of the Holders of the Notes, the Pledge Agreement (the "Pledge Agreement"), dated as of February 29, 1996, among Rickel & Associates, Inc. ("Rickel"), the Company and the Collateral Agent, for the benefit of the Holders of the Notes, the Registration Rights Agreement (the "Registration Rights Agreement"), dated as of February 29, 1996, among the Company and each of the Holders of the Notes and the Collateral Agency Agreement (the "Collateral Agency Agreement"), dated as of February 29, 1996, among Rickel, the Company, each of the Holders of the Notes and the Collateral Agent named therein. All capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Securities Purchase Agreement. Reference is made to the Pledge Agreement and the Collateral Agency Agreement for a further statement concerning the terms and conditions governing the collateral security for the obligations of the Company hereunder.

The Company, for itself, its successors and assigns, covenants and agrees that the payment of the principal and interest on the Notes is senior in right of payment to the payment of all existing and future Indebtedness (as hereinafter defined) of the Company and its subsidiaries (the "Junior Debt") other than up to $13.5 million (plus approximately $3.2 million of certain amounts owing by the Company under its post-retirement non-competition programs as reflected in the Financial Statements) of Indebtedness of the Company and its subsidiaries, including capitalized lease obligations of the Company and its subsidiaries (the "Permitted Amount"). The aggregate amount of all existing Indebtedness of the Company and its subsidiaries reflected in the Financial Statements which by its terms ranks senior or pari passu in right of payment to the Notes, as well as the Indebtedness evidenced by certain cumulative convertible debentures of the Company in the aggregate principal amount of approximately $3.5 million sold by the Company on or prior to the Closing Date which shall rank pari passu in right of payment with the Notes, shall be included in the Permitted Amount. The Company shall not, and shall cause its subsidiaries not to, incur or suffer to exist any Indebtedness in an aggregate amount in excess of the Permitted Amount which ranks or would rank senior or pari passu in right of payment to the Notes. "Indebtedness" means (a) any liability of the Company or any of its subsidiaries (i) for borrowed money, or (ii) evidenced by a note, debenture, bond or other instrument of indebtedness (including, without limitation, a purchase money obligation), given in connection with the acquisition of property, assets or services, or (iii) for the payment of rent or other amounts relating to capitalized lease obligations; (b) any liability of others described in the preceding clause (a) which the Company or any of its subsidiaries has guaranteed or as to which it or any of them has provided security or which is otherwise its or any of their legal liability (except such liabilities which the Company or any of its subsidiaries may not subordinate to the payment of the Notes as a matter of law); and (c) any modification, renewal, extension, replacement or refunding of any such liability described in the preceding clauses. Upon any Event of Default relating to the payment of principal of, or interest on, the Notes or any fee or other amount payable by the Company under the Notes whether at maturity or otherwise, no payment may be made with respect to the principal of, or interest on, any Junior Debt or with respect to any fee or other amount payable by the Company or any of its subsidiaries on any Junior Debt or in respect of any redemption, retirement, purchase or other acquisition thereof, unless and until such Event of Default has been cured or waived or has ceased. Upon any other Event of Default and upon written notice thereof given to the Company, no payment may be made with respect to the principal of, or interest on, any Junior Debt or with respect to any fee or other amount payable by the Company or any of its subsidiaries on any Junior Debt or in respect of any redemption, retirement, purchase or other acquisition thereof unless and until such Event of Default has been cured or waived or has ceased. Upon any payment or distribution of the assets of the Company or any of its subsidiaries to creditors upon dissolution, total or partial liquidation or reorganization of or similar proceeding relating to the Company or any of its subsidiaries, the holders of the Notes will be entitled to receive payment in full before any holder of Junior Debt is entitled to receive payment.

Subject to the provisions hereinafter set forth, if one or more of the following events (an "Event of Default") shall occur and be continuing:

     (a) the Company shall default in the payment when due of any principal of, or interest on, this Note or any fee or other amount payable by the Company under this Note or the Securities Purchase Agreement, and such default shall continue unremedied for a period of five (5) days; or

     (b) the Company shall default in the performance of any of its covenants or agreements in this Note or the other Operative Documents or any of the representations and warranties of the Company contained in the Securities Purchase Agreement were untrue when made, and such default shall continue unremedied for a period of ten (10) days; or

     (c) the Company or any of its subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

     (d) Any Material Adverse Change (as defined in the Securities Purchase Agreement) shall occur or shall have occurred; or

     (e) the Company or any of its subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any action for the purpose of effecting any of the foregoing; or

     (f) a proceeding or case shall be commenced, without the application or consent of the Company or any of its subsidiaries, as the case may be, in any court of competent jurisdiction seeking (i) the liquidation, reorganization, dissolution or winding-up of the Company or any of its subsidiaries or of their respective assets or the composition or adjustment of their respective debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or any of its subsidiaries or of all or any substantial part of their respective assets or (iii) similar relief in respect of their respective creditors, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of thirty (30) days or an order for relief against any of them or any of their respective assets shall be entered in an involuntary case under the Bankruptcy Code;

THEREUPON: (x) this Note and all amounts payable by the Company under this Note shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company, and in any case the Holder may take such action as is permitted to enforce its rights hereunder; (y) the Company shall pay all of the expenses of the Holder incurred for the collection of this Note and for the enforcement and protection of its rights under this Note and under the other Operative Documents, including reasonable attorneys' fees and legal expenses; and (z) the Holder may exercise from time to time any rights and remedies available to it by law, including those available under any agreement or other instrument, if any, relating to the amounts owed under this Note or any security therefor (including, without limitation, under the Warrants, the Pledge Agreement, the Security Agreement and the Collateral Agency Agreement). No failure or delay on the part of the Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The Holder may apply any funds received from the Company or (subject to Section 8.3 of the Securities Purchase Agreement) realize upon any collateral securing payment of this Note, if any, in such manner and order of priority and against such payment obligations hereunder as the Holder may determine.

The Company hereby waives presentment, demand for payment, notice of dishonor, protest and notice of protest of this Note. No waiver of any provision of this Note, or any agreement or instrument evidencing or providing security for this Note made by agreement of the Holder and any other person or party, shall constitute a waiver of any other terms hereof, or otherwise release or discharge the liability of the Company under this Note. The Company agrees to perform and comply with each of the covenants, conditions, provisions and agreements of the Company contained in this Note.
 The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

This Note may be assigned by the Holder without the prior written consent of the Company, and any holder of this Note shall have all the rights of the Holder provided herein.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely in the State of New York.

The Company (a) hereby irrevocably submits to the jurisdiction of the state courts of the State of New York and the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Note, or the subject matter hereof brought by the Holder and (b) hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Note or the subject matter hereof may not be enforced in or by such court, and (c) hereby waives in any such action, suit, or proceeding any offsets or counterclaims. The Company hereby consents to service of process by certified mail at the address set forth herein and agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the Holder.
 Final judgment against the Company in any such action, suit or proceeding shall be conclusive, and may be enforced in other jurisdictions (i) by suit, action or proceeding on the conclusive evidence of the fact and of the amount of any indebtedness or liability of the Company therein described or
(ii) in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that the Holder may at its option bring suit, or institute other judicial proceedings, against the Company or any of its assets in any state or Federal court of the United States or of any country or place where the Company or its assets may be found.

Any term, covenant, agreement or condition of this Note, with the consent of the Company, may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Majority Noteholders (as defined in the Securities Purchase Agreement); provided, however, that (i) no such amendment or waiver shall
(x) reduce the principal of, or reduce the rate of or change the time for payment of interest on this Note, or extend the maturity of this Note, or modify any other payment terms of this Note without the consent of the Holder of this Note, or (y) modify any of the provisions of this Note with respect to the payment or prepayment thereof, or reduce the percentage of Holders of Notes required to approve any such amendment or effectuate any such waiver, or amend this paragraph without the consent of the Holders of all of the Notes at the time outstanding; and (ii) no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. Any amendment or waiver pursuant to of this paragraph shall apply equally to all the Holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, in each case whether or not a notation thereof shall have been placed on any Note.

Except for such actions which are expressly provided herein to be taken by an individual Holder of Notes, all actions required or permitted to be taken by the Holders of

Notes under the Notes including, without limitation, in connection with the exercise of remedies, shall be taken by the Majority Noteholders (individually or by a trustee or other agent designated by the Majority Noteholders to act on behalf of the Majority Noteholders); and the decision of the Majority Noteholders (or such trustee or agent, as applicable) shall be binding on all other Holders of Notes.


DDL ELECTRONICS, INC.


By:	/s/ Gregory L. Horton
   -----------------------------------
   President and Chief Executive Officer

                                                                 EXHIBIT 10.1
                                                                 SCHEDULE A
                                                                 Page 1 of 2
                          DDL ELECTRONICS, INC.
                  PURCHASERS OF 10% SENIOR SECURED NOTES



Purchaser Name and Address             Note Date           Note Amount
- --------------------------         ---------------        -----------

LEONARD WILF                       February 1, 1996         $500,000
Garden Homes
820 Morris Turnpike
Short Hills, NJ  07078

ELLIOTT SMITH                      January 5, 1996          $250,000
400 East 56th Street
New York, NY  10022

ELLIOTT SMITH                      February 29, 1996        $200,000
400 East 56th Street
New York, NY  10022

GREGG A. SMITH                     February 29, 1996        $ 75,000
Rickel & Associates, Inc.
875 Third Avenue
New York, NY  10022

SARATOGA HOLDINGS                  February 29, 1996        $ 75,000
c/o Gregg Smith
Rickel & Associates, Inc.
875 Third Avenue
New York, NY  10022

SHANE LIMITED PARTNERSHIP          February 29, 1996        $100,000
c/o Rickel & Associates, Inc.
13400 South Cleveland Avenue
Fort Myers, FL  33908

PETER AND PATRICE KNOBEL           February 29, 1996      $1,000,000
645 Fifth Avenue
New York, NY  10022

MARVIN NUMEROFF                    January 5, 1996        $1,000,000
1414 Newkirk Avenue
Brooklyn, NY  11226

MARVIN NUMEROFF                    February 29, 1996        $200,000
1414 Newkirk Avenue
Brooklyn, NY  11226

HOWARD MILLER                      January 5, 1996          $250,000
c/o Rickel & Associates, Inc.
875 Third Avenue
New York, NY  10022

                                                                 EXHIBIT 10.1
                                                                 SCHEDULE A
                                                                 Page 2 of 2


                          DDL ELECTRONICS, INC.
                  PURCHASERS OF 10% SENIOR SECURED NOTES



Purchaser Name and Address            Note Date           Note Amount
- --------------------------         ---------------        -----------

HOWARD MILLER                      February 29, 1996        $200,000
c/o Rickel & Associates, Inc.
875 Third Avenue
New York, NY  10022

KENNETH D. RICKEL                  February 29, 1996        $225,000
Rickel & Associates, Inc.
875 Third Avenue
New York, NY  10022

ROBERT RICKEL                      January 5, 1996          $500,000
c/o Rickel & Associates, Inc.
875 Third Avenue
New York, NY  10022

JERRY GRAY                         January 5, 1996          $250,000
410 17th Street
Denver, CO  80202

STEVE LEVY                         January 5, 1996          $250,000
c/o Rickel & Associates, Inc.
875 Third Avenue
New York, NY  10022

DAVID CORNSTEIN                    February 29, 1996        $ 50,000
Finlay Corporation
521 Fifth Avenue
New York, NY  10175-0399

EDWARD McWILLIAMS                  February 29, 1996        $ 50,000
c/o Rickel & Associates, Inc.
13400 South Cleveland Avenue
Fort Myers, FL  33908

JOSEPH FAIR                        February 29, 1996        $ 25,000
Rickel & Associates, Inc.
13400 South Cleveland Avenue
Fort Myers, FL  33908

JEFFREY S. SILVERMAN               February 29, 1996        $100,000
Ply Gem Industries
777 Third Avenue
New York, NY  10017